UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2023

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39268	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 600
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

TLCA Amendment

On March 3, 2023, NN, Inc., a Delaware corporation (the “Company”), certain subsidiaries of the Company named therein, the lenders party thereto and Oaktree Fund Administration, LLC (“Oaktree”), as administrative agent, entered into that certain Amendment No. 2 to Term Loan Credit Agreement (the “TLCA Amendment”), which amended the Company's existing Term Loan Credit Agreement, dated as of March 22, 2021 (as previously amended and as amended by the TLCA Amendment, the “Term Loan Credit Agreement”), by and among the Company, the lenders party thereto from time to time, and Oaktree, as administrative agent.

The TLCA Amendment, among other things, (i) increases quarterly maximum Consolidated Net Leverage Ratio (as defined in the Term Loan Credit Agreement) that the Company is required to satisfy, beginning with the fiscal quarter ending March 31, 2023, (ii) incorporates a new $20 million domestic liquidity covenant, which shall be tested quarterly and will be reduced to $15 million if a Junior Capital Condition (as defined in the TLCA Amendment) is met, (iii) includes additional interest, which shall be payable in kind and adjusts depending on the Company achieving certain leverage ratios or whether a Junior Capital Condition is met, (iv) increases the limit on the amount of obligations that may be incurred under Qualified Receivables Transactions (as defined in the Term Loan Credit Agreement) to $30 million in lieu of $20 million, (v) waives the required excess cash flow payment for the fiscal year ended December 31, 2022, and (vi) incorporates customary SOFR-based interest rate components in lieu of existing LIBOR-based floating rates.

ABL Amendment

Additionally, on March 3, 2023, the Company, certain subsidiaries of the Company named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into that certain Amendment No. 1 to Credit Agreement (the “ABL Amendment” and together with the TLCA Amendment, the “Loan Amendments”), which amended the Company’s existing Credit Agreement, dated as of March 22, 2021 (as amended by the ABL Amendment, the “ABL Credit Agreement”), by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The ABL Amendment, among other things, (i) incorporates a new $20 million domestic liquidity covenant, which shall be tested quarterly and will be reduced to $15 million if a Junior Capital Condition is met, (ii) increases the limit on the amount of obligations under Supplier Financing Agreements (as defined in the ABL Credit Agreement) to $30 million in lieu of $20 million, and (iii) incorporates customary SOFR-based interest rate components in lieu of existing LIBOR-based floating rates.

Warrants

In connection with the Loan Amendments and in lieu of a material amendment fee otherwise payable in cash, the Company (i) issued to Oaktree and certain of its affiliates pre-funded warrants (the “Warrants”) to purchase, in aggregate of 982,500 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) entered into that certain Warrant Letter Agreement, dated March 3, 2023, with Oaktree (the “Warrant Letter Agreement”), which, among other things, obligates the Company to issue Oaktree and certain of its affiliates one or more Warrants to purchase (A) 982,500 shares of Common Stock in the event that the Junior Capital Condition is not met or (B) if the Junior Capital Condition is met, potential additional shares of Common Stock based on the terms of the Junior Capital Contribution as an anti-dilution adjustment.

The Warrants are exercisable, in full or in part, at any time prior to the tenth (10th) anniversary of its issuance, at an exercise price of $0.01 per share, subject to customary anti-dilution adjustments in the event of certain future equity issuances, future subdivisions (by any stock split, recapitalization or otherwise), combinations or similar events, any capital reorganization, reclassification, consolidation or merger, sale of substantially all of the Company’s assets, or other similar transaction of the Company as set forth in the Warrants. The Warrants may be exercised for cash in an amount equal to the aggregate exercise price, or in lieu of paying the aggregate exercise price, the holders of the Warrants may elect a cashless exercise in accordance with the terms of the Warrants.  In connection with a Change of Control transaction, any unexercised shares of Common Stock, underlying the Warrants will be, under certain circumstances, deemed to have been exercised on a cashless basis. Prior to the issuance of shares of Common Stock upon exercise of the Warrants, the Warrant holders are not entitled to vote or receive dividends or be deemed the holder of shares of Common Stock.

The foregoing summaries TLCA Amendment, ABL Amendment, the Warrants and the Warrant Letter Agreement are qualified in their entirety by reference to the full text of the TLCA Amendment, ABL Amendment, the Warrants and the Warrant Letter Agreement, which are filed as Exhibits 4.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference. The Company issued the Warrants and offered the shares of Common Stock underlying the Warrants in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 7.01	REGULATION FD DISCLOSURE

On March 7, 2023, the Company issued a press release announcing the Loan Amendments. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act, except as otherwise expressly stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Common Stock Purchase Warrant

10.1	Amendment No. 2 to Term Loan Credit Agreement, dated as of March 3, 2023, by and among NN, Inc., certain subsidiaries of NN, Inc., the lenders party thereto and Oaktree Fund Administration, LLC, as administrative agent

10.2
Amendment No. 1 to Credit Agreement, dated as of March 3, 2023, by and among NN, Inc., certain subsidiaries of NN, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.3	Warrant Letter Agreement, dated as of March 3, 2023, by and between NN, Inc. and the affiliates of Oaktree Capital Management, L.P. party thereto

99.1	Press Release issued by NN, Inc. dated March 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2023

NN, INC.

	By:	/s/ Michael C. Felcher
	Name:	Michael C. Felcher
	Title:	Senior Vice President - Chief Financial Officer